EXHIBIT 1.2
-----------




                     AMENDMENT TO TERM LOAN AGREEMENT


      This Amendment to Term Loan Agreement (the "Agreement") is made effective as of July 26, 2005 (the "Effective Date"), by and among AMLI Residential Properties, L.P. (the "Borrower"), AMLI Residential Properties Trust ("General Partner"), Wells Fargo Bank, N.A., individually and as "Agent," and one or more existing "Lenders" shown on the signature pages hereof.

                                 RECITALS

      A. Borrower, General Partner, agent and certain other Lenders have entered into a Term Loan Agreement dated as of December 20, 2004 (as amended, the "Term Loan Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Term Loan Agreement.

      B. Pursuant to the terms of the Term Loan Agreement, the Lenders agreed to provide Borrower with a term loan in an original principal amount of $110,000,000. The Borrower, General Partner, the Agent and the Lenders now desire to amend the term Loan Agreement in order to, among other things
(i) revise the Pricing Schedule; and (ii) modify certain covenants under the Term Loan Agreement.

      NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                AGREEMENTS

      1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

      2. The following definitions in Article I of the Term Loan Agreement are hereby amended and restated in their entirety as follows:

            "Applicable Cap rate" means 7.5%.

            "Net Operating Income" means operating income from Real Estate (as determined in accordance with Agreement Accounting Principles) minus (a) all operating expenses (as determined in accordance with agreement Accounting Principles but excluding exterior painting, parking lot maintenance and roofing expenses which could qualify for capitalization under Agreement Accounting Principles) incurred in connection with and directly attributable to the generation of such operating income but excluding interest expense and other debt service charges and any non-cash charges such as depreciation or amortization of financing costs, (b) an assumed management fee equal to 4% of gross rental income (less any management fees included in Property expenses under clause (a)) and (c) an annual capital reserve equal to $200 for each Unit.

      3. The following new definitions are hereby added to Article I of the Term Loan Agreement:

            "Leverage Ratio" is defined in Section 6.24.2.

            "Series B Preferred" means the Convertible Preferred Series B Stock issued by Borrower in 1998 for $75,000,000.

      4.    Sections 6.24.1, 6.24.2, 6.24.3 and 6.24.4 of the Term Loan
Agreement are hereby amended and restated in their entirety as follows:

            6.24.1 TANGIBLE NET WORTH. The Borrower will have tangible Net Worth of not less than the sum of (a) 489,514,000.00 plus (b) an amount equal to seventy-five percent (75%) of the net proceeds received by the Borrower and/or the General Partner by reason of the issuance and sale of equity interests from and after March 31, 2005;

            6.24.2 LEVERAGE. The Borrower will not permit the ratio expressed as a percentage (the "Leverage Ratio") of (a) Consolidated Outstanding Indebtedness as of such date to (b) Total Asset Value as of such date to exceed 60%; provided however, that such ratio may increase to (but not exceed) 62.5% for no more than two consecutive quarters if the leverage increase is in conjunction with a portfolio acquisition by Borrower.

            6.24.3 INTEREST COVERAGE. The Borrower will not permit the ratio of (a) EBITDA of the Consolidated Group, plus (without duplication) the Consolidated Group Pro Rata Share of EBITDA of each Investment Affiliate for the four fiscal quarters then ended to (b) Consolidated Interest Expense for the same period to be less than
      1.75 to 1.00; provided however, as long as the Series B Preferred is outstanding as of the end of the most recent quarter for which financial results have been reported, there shall be no interest coverage requirements under this Section 6.24.3;

            6.24.4 FIXED CHARGE COVERAGE. The borrower will not permit the ratio of (a) EBITDA of the Consolidated Group, plus (without duplication) the Consolidated Group Pro Rata Share of EBITDA of each Investment Affiliate for the four fiscal quarters then ended to (b) Fixed Charges for the same period to be less than 1.50 to 1.0;

      5. The Pricing Schedule attached to the Term Loan Agreement is hereby amended and restated in its entirety by the Pricing Schedule attached hereto as Exhibit A.

      6. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Term Loan Agreement are true and correct in all material respects as of such date and the Borrower has no offsets or claims against any of the Lenders.

      7. As expressly modified as provided herein, the Term Loan Agreement shall continue in full force and effect.

















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


      8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.




              [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ]






























































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


      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


                                   AMLI RESIDENTIAL PROPERTIES, L.P.

                                   By:   AMLI RESIDENTIAL PROPERTIES
                                         TRUST

                                   Its:  General Partner



                                   By:   [ executed signature ]
                                         ------------------------------

                                   Its:  Executive Vice President


                                         ADDRESS FOR NOTICES:
                                         -------------------

                                         125 South Wacker
                                         Suite 3100
                                         Chicago, Illinois 60606
                                         Attention: Robert J. Chapman

                                         Telephone:  312-984-6845

                                         FAX: 312-984-0919



                                   AMLI RESIDENTIAL PROPERTIES TRUST



                                   By:   [ executed signature ]
                                         ------------------------------

                                   Its:  Executive Vice President


                                         ADDRESS FOR NOTICES:
                                         -------------------

                                         125 South Wacker
                                         Suite 3100
                                         Chicago, Illinois 60606
                                         Attention: Robert J. Chapman

                                         Telephone:  312-984-6845

                                         FAX: 312-984-0919

                      CONTINUATION OF SIGNATURE PAGE




                                   WELLS FARGO BANK, N.A., Individually
                                   and as Agent


                                   By:         /s/ Vipul Patel
                                               ------------------------

                                   Print
                                   Name:       Vipul Patel
                                               ------------------------

                                   Title:      Vice President
                                               ------------------------


                                         123 N. Wacker Drive
                                         Suite 1900
                                         Chicago, Illinois 60606
                                         Attention: Vipul Patel

                      CONTINUATION OF SIGNATURE PAGE




                                   COMMERZBANK AG NEW YORK AND
                                   GRAND CAYMAN BRANCHES


                                   By:         /s/ Christian Berry
                                               ------------------------

                                   Name:       Christian Berry
                                               ------------------------

                                   Title:      Vice President
                                               ------------------------



                                   By:         /s/ James Brett
                                               ------------------------

                                   Name:       James Brett
                                               ------------------------

                                   Title:      Assistant Treasurer
                                               ------------------------



                                         ADDRESS FOR NOTICES:
                                         -------------------

                                         World Financial Center
                                         New York, NY  10281
                                         Attention:  Christian Berry

                      CONTINUATION OF SIGNATURE PAGE




                                   PNC BANK, NATIONAL ASSOCIATION


                                   By:         /s/ Michael E. Smith
                                               ------------------------

                                   Name:       Michael E. Smith
                                               ------------------------

                                   Title:      Senior Vice President
                                               ------------------------



                                         ADDRESS FOR NOTICES:
                                         -------------------

                                         One PNC Plaza
                                         P1-POPP-19-2
                                         Pittsburgh, PA  15222
                                         Attention:  Michael E. Smith

                      CONTINUATION OF SIGNATURE PAGE




                                   COMERICA BANK


                                   By:         /s/ Leslie Vogel
                                               ------------------------

                                   Name:       Leslie Vogel
                                               ------------------------

                                   Title:      Vice President
                                               ------------------------



                                         ADDRESS FOR NOTICES:
                                         -------------------

                                         500 Woodward
                                         MC 3256
                                         Detroit, MI  48226
                                         Attention:  Leslie Vogel

                                 EXHIBIT A


                             PRICING SCHEDULE
                             ----------------


Borrower will pay the lower of the pricing determined by the Ratings Grid or the pricing determined by the Leverage Grid.


                               RATINGS GRID

--------------------------------------------------------------------
                             LEVEL I     LEVEL II    LEVEL III
DEBT RATING                  STATUS      STATUS      STATUS
--------------------------------------------------------------------
Eurodollar Rate Margin         .65%        .75%        .85%

Floating Rate Margin           0%          0%          0%
--------------------------------------------------------------------


      For the purposes of the Ratings Grid of this Schedule, the following terms have the following meanings, subject to the final paragraph of this
Schedule:

      "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

      "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

      "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

      "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

      "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

      "Status" means either Level I Status, Level II Status, or Level III
Status.

      The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's or S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating and no S&P Rating, pricing shall be determined by the Leverage Grid. If at any time the Borrower has a Moody's Rating and an S&P Rating at different Levels, the lower of the two credit ratings shall be used if such ratings differ by only one level. If such ratings differ by more than one level, the applicable Level shall be one Level higher than the Level which is applicable to the lower of the two ratings.







                                EXHIBIT A-1

                               LEVERAGE GRID


----------------------------------------------------------------------
            LESS       LESS        LESS        LESS       LESS
            THAN OR    THAN OR     THAN OR     THAN OR    THAN OR
LEVERAGE    EQUAL      EQUAL       EQUAL       EQUAL      EQUAL
RATIO       TO 45%     TO 50%      TO 55%      TO 60%     TO 62.5%
----------------------------------------------------------------------

Eurodollar
Rate Margin   .70%       .85%        1.00%       1.15%      1.25%

----------------------------------------------------------------------

Floating
Rate Margin   0%         0%          0%           .10%       .25%

----------------------------------------------------------------------


 * Leverage is permitted to increase to not more than 62.5% for no more than two consecutive quarters only if the leverage increase is in conjunction with a portfolio acquisition.


All margins and fees change quarterly as of the last day of each quarter based on the Leverage Ratio as of such date. The leverage grid applies so long as AMLI is not rated or is rated less than investment grade, or if the Leverage Grid pricing would be lower than the applicable pricing based on the Ratings Grid.







































                                EXHIBIT A-2